Exhibit 5.1

Suite 3000 Maritime Life Tower Box 270, TD Centre Toronto, Ontario M5K 1N2 TEL 416.865.0040 FAX 416.865.7380	237 Park Avenue New York, New York 10017.3142 TEL 212.880.6000 FAX 212.682.0200

September 23, 2003

The Thomson Corporation
Suite 2706, Toronto Dominion Bank Tower
Toronto-Dominion Centre
Toronto, Ontario M5K 1A1

Ladies and Gentlemen:

        We hereby consent to the reference to us in the registration statement on Form F-9 (the "Registration Statement") and the preliminary short form base shelf prospectus (the "Base Prospectus") included in the Registration Statement of The Thomson Corporation relating to the offering of up to U.S. $2,000,000,000 of debt securities and to the use of our name under the captions "Description of Debt Securities—Enforceability of Judgments under U.S. Laws" and "Legal Matters" in the Base Prospectus.

        In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

                        Yours very truly,
                        /s/ Torys LLP